EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the common stock of Bright Minds Biosciences Inc., a Canadian corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 22nd day of October, 2024.

PFM Health Sciences, LP		PFM Health Sciences GP, LLC

By:	PFM Health Sciences GP, LLC,	By:	/s/ Darren Mooney
	its general partner		Darren Mooney, Authorized Signatory

By:	/s/ Darren Mooney
Darren Mooney, Authorized Signatory

PARTNER Asset MANAGEMENT, LLC		BRIAN D. GROSSMAN

By:	PFM Health Sciences GP, LLC,	By:	/s/ Darren Mooney
	its manager		Darren Mooney, attorney-in-fact

By:	/s/ Darren Mooney
Darren Mooney, Authorized Signatory